Exhibit 99.1

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.

Reports 2014 Results and Issues 2015 Guidance

2014 Highlights

•	Revenues and other income of $399.8 million

•	Net income per unit of $0.94, or $1.17 excluding impairments

•	Distributable cash flow of $217.7 million

•	Adjusted EBITDA of $300.3 million

HOUSTON, February 12, 2015 – Natural Resource Partners L.P. (NYSE:NRP) today reported 2014 revenues and other income of $399.8 million compared to $358.1 million for 2013. Net income attributable to the limited partners for 2014 was $106.7 million, or $0.94 per unit, versus $168.6 million and $1.54 per unit for 2013. Results for 2014 included a non-cash charge of $26.2 million, or $0.23 per unit, for the impairment of several coal and aggregates properties. Distributable cash flow for 2014 was $217.7 million compared to $309.4 million for 2013. Distributable cash flow in 2013 included a one-time special distribution of $44.8 million from OCI Wyoming and an additional $9.5 million in cash from the sale of assets. NRP also reported adjusted EBITDA of $300.3 million for 2014 versus $340.3 million for 2013. For reconciliations of the non-GAAP measures of distributable cash flow, adjusted EBITDA and net income per unit before considering non-cash impairments, see “Non-GAAP Financial Measures” and the reconciliation tables elsewhere in this release.

For the quarter ended December 31, 2014, revenues totaled $137.3 million compared to $94.7 million reported for the same period 2013. The increase in revenues was principally due to contributions from the VantaCore construction aggregates business and producing oil and gas properties in the Sanish Field, both of which were acquired during the fourth quarter. Net income attributable to the limited partners for the fourth quarter was $8.5 million, or $0.07 per unit, compared to $46.0 million and $0.42 per unit for the fourth quarter 2013. Results for the quarter included a non-cash charge of $20.6 million, or $0.17 per unit, for the impairment of several coal and aggregates properties. Distributable cash flow for the fourth quarter was $56.1 million and adjusted EBITDA was $80.1 million, compared to $69.6 million and $69.1 million, respectively, for the fourth quarter 2013.

“In this challenging commodity price environment, our 2014 financial and operational results met or exceeded our guidance,” said Wyatt Hogan, President of NRP. “Our

NRP Reports 2014 Results and Issues 2015 Guidance	Page 2 of 16

performance in 2014 is a testament not only to our NRP team and the quality and diversity of our assets, but also to the exceptional efforts of our coal lessees, oil and gas operators, OCI Wyoming soda ash operations and our recently acquired VantaCore construction aggregates business. In 2014, we made two significant acquisitions that have established NRP as a diversified natural resource company. Nevertheless, as we look forward to 2015, the markets for coal and oil and gas remain difficult, and we will continue to manage our business with a long-term perspective through this cycle.”

Highlights	Quarter Ended			For the Year Ended
	December 31, 2014	December 31, 2013	% Change	December 31, 2014	December 31, 2013	% Change
	(in thousands except per unit and per ton)			(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$137,273	$94,744	45%	$399,752	$358,117	12%
Coal production (tons)	12,986	11,089	17%	50,459	53,292	-5%
Average coal royalty revenue per ton	$3.39	$4.30	-21%	$3.65	$3.99	-9%
Total coal related revenues	$53,797	$66,958	-20%	$226,724	$274,194	-17%
Aggregates and industrial minerals related revenue	$44,510	$3,817	1066%	$54,124	$13,479	302%
Oil and gas related revenue	$22,085	$7,338	201%	$59,566	$17,080	249%
Equity and other unconsolidated investment income	$12,551	$12,018	4%	$41,416	$34,186	21%

Operating Expenses	$106,223	$27,992	279%	$210,833	$121,881	73%

Net income
Net income to limited partners	$8,472	$46,041	-82%	$106,653	$168,636	-37%
Net income per unit	$0.07	$0.42	-83%	$0.94	$1.54	-39%
Average units outstanding	121,449	109,812	11%	113,262	109,584	3%

Net income before considering any impairments (1)
Net income to limited partners	28,645	46,041	-38%	132,338	169,356	-22%
Net income per unit	$0.24	$0.42	-43%	$1.17	$1.55	-25%

Distributable cash flow(1)	$56,066	$69,646	-19%	$217,710	$309,394	-30%

Adjusted EBITDA(1)	$80,143	$69,092	16%	300,322	340,345	-12%

(1)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Twelve Months 2014 compared to Twelve Months 2013

Revenues and Other Income

Total revenues and other income for 2014 increased 12% to $399.8 million from the same period of 2013 due to significant increases in aggregates related revenues, oil and gas related revenues and equity income from NRP’s soda ash business. These increases, mainly due to acquisitions that occurred in both 2013 and 2014, more than offset the $47.5 million decline in coal related revenues. Coal related revenues decreased mainly due to decreases in prices for both metallurgical and thermal coal equating to a 9% reduction in average coal royalty revenue per ton; a 5% decline in coal production volumes; and a gain on sale of assets recorded in 2013. Metallurgical coal represented 32% of coal production and 40% of coal royalty revenues for 2014.

NRP benefitted from its diversification into other asset classes, as revenues and other income other than coal related revenues increased to 43% of total revenues and other income in 2014 as compared to 23% of total revenues and other income in 2013. The most significant increase occurred in oil and gas revenues, which increased by $42.5 million due primarily to a full year of production realized on the two acquisitions that occurred in 2013 and the addition of six weeks of revenues accrued for the Sanish Field assets in the Williston Basin in the fourth quarter 2014. NRP’s average realized oil price in the Williston Basin, after differentials to WTI, was $77.85 in 2014. Aggregates related revenues increased $40.6 million due to the revenues realized for VantaCore’s construction aggregates business also purchased in the fourth quarter 2014. NRP also recognized an increase related to the equity income recognized from the soda ash business. Equity and other unconsolidated income increased $7.2 million, most of which was due to improved operating revenues.

Operating Expenses

Total operating expenses increased $89.0 million to $210.8 million, including non-cash impairments of $26.2 million taken in 2014 and $0.7 million taken in 2013. Although NRP still derives significant revenues from higher margin royalty assets, the acquisition of operating companies such as VantaCore in addition to non-operated oil and and gas interests have resulted in increased operating expenses for NRP. NRP reported aggregates operating expenses of $32.3 million related to VantaCore’s construction aggregates business acquired in the fourth quarter and $8.4 million of additional oil and gas operating expenses. In addition, property, franchise and other taxes increased $4.8 million. Depreciation, depletion and amortization increased $15.5 million resulting from more significant oil and gas operations.

NRP Reports 2014 Results and Issues 2015 Guidance	Page 3 of 16

Net Income

Net income attributable to the limited partners decreased $61.9 million to $106.7 million, and net income per unit decreased $0.60 compared to the 2013 period. Before considering non-cash impairments, net income to the limited partners decreased $37.1 million to $132.3 million for 2014 from $169.4 million in 2013. Before considering non-cash impairments, net income per unit was $1.17 versus $1.55 for 2013. Impacting net income per unit was a 3.7 million unit increase in the weighted average number of units outstanding in 2014 versus the same period in 2013.

Distributable Cash Flow

Distributable cash flow decreased by $91.7 million to $217.7 million due mainly to a $44.8 million special distribution received from OCI Wyoming in 2013; declines in the coal business resulting in a $36.3 million decrease in net cash provided by operations relative to 2013; an additional $21.0 million of interest paid in 2014; and a $9.5 million difference in proceeds from the sale of assets.

NRP Reports 2014 Results and Issues 2015 Guidance	Page 4 of 16

Adjusted EBITDA

Adjusted EBITDA declined 12% in 2014 to $300.3 million from $340.3 million generated in 2013. The decrease is mainly related to the special distribution received in 2013 from OCI Wyoming.

Fourth Quarter 2014 compared to Third Quarter 2014

Highlights	Quarter Ended
	December 31	September 30	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$137,273	$91,609	50%
Coal production (tons)	12,986	13,370	-3%
Average coal royalty revenue per ton	$3.39	$3.80	-11%
Total coal related revenue	$53,797	$65,193	-17%
Aggregates and industrial minerals related revenue	$44,510	$2,655	1576%
Oil and gas related revenue	$22,085	$9,601	130%
Equity and other unconsolidated investment income	$12,551	$9,685	30%

Operating expenses	$106,223	$36,582	190%

Net income
Net income to limited partners	$8,472	$35,450	-76%
Net income to the limited partners, before considering any impairments(1)	$28,645	$35,450	-19%
Net income per unit	$0.07	$0.32	-78%
Net income per unit, before considering any impairments(1)	$0.24	$0.32	-25%
Average units outstanding	121,449	111,244	9%

Distributable cash flow(1)	$56,066	$57,773	-3%

Adjusted EBITDA(1)	$80,143	$74,261	8%

(1)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and Other Income

Total revenues and other income for the fourth quarter increased 50% to $137.3 million from the third quarter mainly due to revenue from VantaCore’s construction aggregates business of $42.1 million, oil and gas revenues of $12.5 million due to increased production and activity from recent acquisitions and $2.9 million from improved soda ash operations offset by decreases in coal related revenues. Average coal royalty revenue per ton decreased 11%, and coal production volumes decreased modestly.

Operating Expenses

Operating expenses increased $69.6 million due to aggregates operating expenses associated with VantaCore of $32.3 million, increased depreciation, depletion and amortization expenses of $11.6 million, increased general and administrative expenses due to additional personnel and expenses related to the fourth quarter acquisitions and $20.6 million of non-cash impairments recorded in the fourth quarter.

Net Income

Net income to the limited partners and net income per unit decreased 76% and 78% respectively in the fourth quarter from the previous quarter. Before considering the non-cash impairment of $20.6 million, net income to the limited partners decreased $6.8 million or 19% to $28.6 million mainly due to increased interest expense of $3.6 million related to the two fourth quarter acquisitions.

Distributable Cash Flow

Distributable cash flow decreased $1.7 million in the fourth quarter to $56.1 million.

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter 2014 increased $5.8 million to $80.1 million over the $74.3 million generated in the third quarter 2014.

Acquisitions

In 2014, NRP invested approximately $540 million in non-coal-related acquisitions in an effort to diversify its revenues. Those acquisitions included VantaCore, a construction aggregates company that now places NRP as one of the top 25 aggregates producers in the nation, and the purchase of non-operated oil and gas working interests in the Sanish Field in the Williston Basin.

NRP Reports 2014 Results and Issues 2015 Guidance	Page 5 of 16

2015 Outlook and Guidance

NRP expects its coal business to be down slightly from 2014 results and expects its soda ash business to improve over 2014. NRP’s aggregates-related revenues in 2015 are expected to increase substantially over 2014 due to the VantaCore acquisition made in the fourth quarter. NRP’s interests in oil and natural gas properties remain a small portion of NRP’s business, and oil and gas revenues are expected to remain flat as compared to 2014, with increased production offset by significantly lower prices. NRP will continue to monitor the development programs of the operators of its Williston Basin non-operated working interest properties and manage the capital expenditures associated with these properties by only participating in wells that are expected to provide acceptable economic returns.

In spite of the expected increase in revenues, adjusted EBITDA is expected to remain relatively flat due to the lower margins of the VantaCore construction aggregates business.

Distributable cash flow for 2015 is estimated to be $175 million to $200 million, which is calculated after deducting maintenance capital expenditures of approximately $23 million associated with NRP’s non-operated working interests in oil and natural gas properties and VantaCore’s construction aggregates mining and production operations.

The following table sets forth NRP’s guidance for the year ending December 31, 2015:

	2014 Actuals	2015 Guidance
	(in millions	(Range) (in millions)
Coal production (mm tons)	50.5	44.0	-	51.0

Coal-related revenues(1)	$226.7	$207.0	-	$221.0
Aggregates and industrial minerals revenues(2)	54.1	163.0	-	179.0
Oil and gas revenues(3)	59.6	56.0	-	66.0
Equity and other unconsolidated investment income (soda ash revenues)	41.4	47.0	-	50.0
Total revenues	$399.8	$490.0	-	$535.0

Operating income	$188.9	$176.0	-	$206.0
Interest expense (net)	$80.1	$88.0	-	$91.0
Adjusted EBITDA (4)	$300.3	$280.0	-	$310.0

Distributable cash flow (4)	$217.7	$175.0	-	$200.0

(1)	Includes coal royalty revenues, coal lease minimums recognized as revenues, coal overriding royalties, wheelage fees and coal-related processing and transportation fees.
(2)	Includes aggregate royalty revenues and revenues from VantaCore’s construction aggregates operations
(3)	Includes revenues from NRP’s Williston Basin non-operated working interest assets as well as oil and gas royalty revenues. Assumes an average WTI price of $52 per Bbl.
(4)	“Adjusted EBITDA” and “Distributable cash flow” are non-GAAP financial measures. For an explanation of these measures, see “Non-GAAP Financial Measures” at the end of this release.

Liquidity and Capital Resources

At December 31, 2014, NRP had approximately $50.1 million in cash and $127.0 million available for borrowing under its revolving credit facilities, and does not anticipate any debt covenant compliance issues over the next year. NRP has $81 million in principal payments due on NRP Operating’s senior notes during each of 2015 and 2016, and NRP Operating’s revolving credit facility and term loan facility both mature in 2016. NRP remains committed to furthering its long-term goals of reducing debt and enhancing liquidity.

Distributions

In January 2015, the Board of Directors of NRP’s general partner declared a quarterly distribution of $0.35 per unit for the fourth quarter 2014.

NRP Reports 2014 Results and Issues 2015 Guidance	Page 6 of 16

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX. NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States. A large percentage of NRP’s revenues are generated from royalties and other passive income. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, a construction aggregates business, making NRP ranked as one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Distributable cash flow” represents cash flow from operations plus return on unconsolidated equity investments, proceeds from the sale of assets, and the return on direct financing lease and contractual overrides. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of historical distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income less equity and other unconsolidated investment income; plus cash distributions received from unconsolidated affiliates, interest expense, taxes, depreciation, depletion and amortization, and asset impairments. “Adjusted EBITDA,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Adjusted EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes adjusted EBITDA is useful in evaluating our financial performance because this measure is widely used by analysts, investors and rating agencies for comparative purposes. There are significant limitations to using adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating adjusted EBITDA reported by different companies. A reconciliation of historical adjusted EBITDA to net income is included in the tables attached to this release.

This press release contains information based upon forward-looking estimates of distributable cash flow and adjusted EBITDA for the year ending December 31, 2015. We do not provide financial guidance for projected net income or changes in working capital, and, therefore, we are unable to provide a reconciliation of our adjusted EBITDA or distributable cash flow projections to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

NRP Reports 2014 Results and Issues 2015 Guidance	Page 7 of 16

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, oil, natural gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity and access to capital and financing sources; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

15-02

-Financial statements follow-

Natural Resource Partners L.P.

Operating Statistics - Coal Related Revenue

(in thousands except per ton data)

	Quarter Ended		For the Year Ended
	December 31 2014	December 31 2013	December 31 2014	December 31 2013
	(unaudited)		(unaudited)

Regional Statistics
Coal royalty production (tons):
Appalachia
Northern	2,802	1,454	9,339	11,505
Central	4,996	4,739	20,092	20,801
Southern	964	963	3,914	4,151

Total Appalachia	8,762	7,156	33,345	36,457
Illinois Basin	3,113	3,546	13,177	13,087
Northern Powder River Basin	738	279	2,844	2,778
Gulf Coast	373	108	1,093	970

Total	12,986	11,089	50,459	53,292

Average royalty revenue per ton:
Appalachia
Northern	$0.96	$1.81	$0.92	$1.27
Central	4.07	4.88	4.46	5.05
Southern	5.00	5.75	5.18	6.30
Total Appalachia	3.18	4.38	3.55	4.00
Illinois Basin	4.21	4.27	4.10	4.28
Northern Powder River Basin	2.39	3.10	2.74	2.72
Gulf Coast	3.54	3.63	3.47	3.39
Combined average royalty revenue per ton	$3.39	$4.30	$3.65	$3.99
Coal royalty revenues:
Appalachia
Northern	$2,680	$2,635	$8,621	$14,643
Central	20,338	23,143	89,627	105,004
Southern	4,823	5,533	20,292	26,156

Total Appalachia	$27,841	$31,311	$118,540	$145,803
Illinois Basin	13,093	15,137	54,049	56,001
Northern Powder River Basin	1,763	866	7,804	7,569
Gulf Coast	1,320	392	3,793	3,290

Total coal royalty revenues	$44,017	$47,706	$184,186	$212,663

Other coal related revenues:
Override revenue	1,085	1,659	4,601	10,372
Transportation and processing fees	5,366	5,509	22,048	22,519
Minimums recognized as revenue	2,455	915	6,659	6,528
Reserve swap	—	—	5,690	8,149
DOH - Coal Property Sale	—	10,370	—	10,370
Coal Bonus	98	—	98	—
Wheelage	776	799	3,442	3,593

Total other coal related revenues	$9,780	$19,252	$42,538	$61,531

Total coal related revenues	$53,797	$66,958	$226,724	$274,194

Natural Resource Partners L.P.

Operating Statistics - Aggregates and Industrial Minerals

(in thousands except per ton data)

	Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
VantaCore
Tonnage Sold	4,281	—	4,281	—
Revenues	$42,051	$—	$42,051	$—
Operating expenses	$32,309	$—	$32,309	$—

Aggregates royalty revenues and production
Tonnage	648	1,642	3,492	6,155
Aggregate royalty revenues	$501	$1,774	$3,179	$7,073

Other aggregate related revenue	$1,958	$2,043	$8,894	$6,406

Total aggregate related revenues	$44,510	$3,817	$54,124	$13,479

Soda ash revenues and distributions
Equity and other unconsolidated investment earnings	$12,551	$12,018	$41,416	$34,186
Cash distributions received from OCI Wyoming	$10,780	$—	$46,638	$72,946

Natural Resource Partners L.P.

Operating Statistics - Oil and Gas

($ in thousands)

	Quarter Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Williston Basin non-operated working interests
Production volumes
Oil (MBbls)	295	N/A	578	N/A
Natural gas (Mcf)	207	N/A	408	N/A
NGL (MBoe)	33	N/A	53	N/A

Average sales price per unit
Oil ($/Bbl)	$63.17	N/A	$77.85	N/A
Natural gas ($/Mcf)	$3.64	N/A	$5.04	N/A
NGL ($/Boe)	$26.42	N/A	$33.64	N/A

Revenues
Oil	$18,635	N/A	$44,995	N/A
Natural gas	$753	N/A	$2,056	N/A
NGL	$872	N/A	$1,783	N/A

Total	$20,260	N/A	$48,834	N/A

Other oil and gas related revenues
Royalty and overriding revenues	$1,825	N/A	$10,732	N/A

Total oil and gas revenues	$22,085	$7,338	$59,566	$17,080

Natural Resource Partners L.P.

Consolidated Statements of Comprehensive Income

(in thousands, except per unit data)

	Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)

Revenues and other income:
Coal related revenues	$53,797	$66,958	$226,724	$274,194
Aggregate related revenues	44,510	3,817	54,124	13,479
Oil and gas related revenues	22,085	7,338	59,566	17,080
Equity and other unconsolidated investment income	12,551	12,018	41,416	34,186
Property taxes	2,744	3,611	13,609	15,416
Other	1,586	1,002	4,313	3,762

Total revenues and other income	137,273	94,744	399,752	358,117
Operating expenses:
Depreciation, depletion and amortization	30,258	14,352	79,876	64,377
Asset impairments	20,585	—	26,209	734
General and administrative	13,887	9,052	36,437	36,821
Property, franchise and other taxes	5,443	3,653	21,279	16,463
Oil and gas lease operating expenses	2,785	256	9,144	739
Aggregate operating expenses	32,309	—	32,309	—
Transportation costs	366	402	1,604	1,644
Royalty payments	590	277	3,975	1,103

Total operating expenses	106,223	27,992	210,833	121,881

Income from operations	31,050	66,752	188,919	236,236
Other income (expense)				—
Interest expense	(22,426)	(19,777)	(80,185)	(64,396)
Interest income	21	6	96	238

Net income	$8,645	$46,981	$108,830	$172,078

Net income attributable to:
General partner	$173	$940	$2,177	$3,442

Limited partners	$8,472	$46,041	$106,653	$168,636

Basic and diluted net income per limited partner unit:	$0.07	$0.42	$0.94	$1.54

Weighted average number of units outstanding:	121,449	109,812	113,262	109,584

Comprehensive income	$8,458	$46,900	$108,749	$172,143

Natural Resource Partners L.P.

Consolidated Statements of Cash Flow

(in thousands, except per unit data)

	Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$8,645	$46,981	$108,830	$172,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	30,258	14,352	79,876	64,377
Gain on reserve swap	—	—	(5,690)	(8,149)
Equity and other unconsolidated investment income	(12,551)	(12,018)	(41,416)	(34,186)
Distributions of earnings from unconsolidated investments	10,780	—	43,005	24,113
Non-cash interest charge, net	1,183	746	3,328	2,200
Gain on sale of assets	(1,383)	(10,370)	(1,386)	(10,921)
Asset impairment	20,585	—	26,209	734
Change in operating assets and liabilities:
Inventory	748	—	748	—
Accounts receivable	(3,151)	(2,651)	(10,693)	6,826
Other assets	(1,545)	(1,380)	(795)	(516)
Accounts payable and accrued liabilities	(6,034)	1,405	(4,411)	2,197
Accrued interest	(2,160)	9,517	1,032	6,919
Deferred revenue	6,329	5,909	17,674	19,240
Accrued incentive plan expenses	180	2,364	(5,265)	2,284
Property, franchise and other taxes payable	1,775	2,704	(291)	(122)

Net cash provided by operating activities:	53,659	57,559	210,755	247,074

Cash flows from investing activities:
Acquisition of plant and equipment	(2,247)	—	(2,454)	—
Acquisition of land, coal, other mineral rights, and related intangibles	(339,000)	(33,697)	(339,768)	(72,000)
Acquisition of equity interests	—	(8)	—	(293,085)
Acquisition of aggregate operations	(168,978)	—	(168,978)	—
Oil and gas capital expenditures	(2,991)	—	(16,258)	—
Return on unconsolidated equity investments	—	—	3,633	48,833
Proceeds from sale of assets	1,413	10,370	1,418	10,929
Return on direct financing lease and contractual override	994	1,717	1,904	2,558

Net cash used in investing activities	(510,809)	(21,618)	(520,503)	(302,765)

Cash flows from financing activities:
Proceeds from loans	635,375	20,000	637,375	567,020
Repayment of loans	(258,808)	—	(327,983)	(386,230)
Deferred financing costs	(5,094)	(148)	(5,094)	(9,209)
Proceeds from issuance of common units	102,376	—	127,202	75,000
Capital contribution by general partner	2,733	—	3,240	1,531
Costs associated with equity transactions	(3,812)	(233)	(4,413)	(293)
Distributions to partners	(43,670)	(62,722)	(163,016)	(249,039)

Net cash provided by (used in) financing activities	429,100	(43,103)	267,311	(1,220)

Net increase (decrease) in cash and cash equivalents	(28,050)	(7,162)	(42,437)	(56,911)
Cash and cash equivalents at beginning of period	78,126	99,675	92,513	149,424

Cash and cash equivalents at end of period	$50,076	$92,513	$50,076	$92,513

Supplemental cash flow information:
Cash paid during the period for interest	$23,889	$9,475	$76,155	$55,191

Non-cash activities:
Units issued for aggregate operations	$31,604	$—	$31,604	$—
Non-cash contingent consideration on equity investments	$—	$15,000	$—	$15,000

Natural Resource Partners L.P.

Consolidated Balance Sheets

(in thousands, except for unit information)

	December 31 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,076	$92,513
Accounts receivable, net of allowance for doubtful accounts	66,455	33,737
Accounts receivable - affiliates	9,494	7,666
Inventory	5,814	—
Other	4,279	1,691

Total current assets	136,118	135,607
Land	25,243	24,340
Plant and equipment, net	60,093	26,435
Mineral rights, net	1,781,896	1,405,455
Intangible assets, net	60,689	66,950
Goodwill	52,012	—
Equity and other unconsolidated investments	264,020	269,338
Loan financing costs, net	13,905	11,502
Long-term contracts receivable - affiliate	50,008	51,732
Other assets	740	497

Total assets	$2,444,724	$1,991,856

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accounts payable and accrued liabilities	$32,416	$8,659
Accounts payable - affiliates	950	391
Current portion of long-term debt	80,983	80,983
Accrued incentive plan expenses - current portion	7,048	8,341
Property, franchise and other taxes payable	8,318	7,830
Accrued interest	18,216	17,184

Total current liabilities	147,931	123,388
Deferred revenue	160,260	142,586
Accrued incentive plan expenses	6,554	10,526
Asset retirement obligation	4,905	—
Other non-current liabilities	10,679	14,341
Long-term debt	1,394,240	1,084,226
Partners’ capital:
Common units outstanding ( 122,299,825 and 109,812,408)	709,018	606,774
General partner’s interest	12,246	10,069
Non-controlling interest	(650)	324
Accumulated other comprehensive loss	(459)	(378)

Total partners’ capital	720,155	616,789

Total liabilities and partners’ capital	$2,444,724	$1,991,856

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)

Net cash provided by operating activities	$53,659	$57,559	$210,755	$247,074
Return on direct financing lease and contractual override	994	1,717	1,904	2,558
Return on unconsolidated equity investments	—	—	3,633	48,833
Proceeds from sale of assets	1,413	10,370	1,418	10,929

Distributable cash flow	$56,066	$69,646	$217,710	$309,394

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	December 31, 2014	September 30, 2014
	(unaudited)

Net cash provided by operating activities	$53,659	$57,458
Return on direct financing lease and contractual override	994	310
Return on unconsolidated equity investments	—	—
Proceeds from sale of assets	1,413	5

Distributable cash flow	$56,066	$57,773

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net income”

to Non-GAAP “Adjusted EBITDA”

	Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)

Net income	$8,645	$46,981	$108,830	$172,078
Less: Equity and other unconsolidated investment income	(12,551)	(12,018)	(41,416)	(34,186)
Add: Distributions from unconsolidated affiliates	10,780	—	46,638	72,946
Add depreciation, depletion and amortization	30,258	14,352	79,876	64,377
Add asset impairments	20,585	—	26,209	734
Add interest expense, gross	22,426	19,777	80,185	64,396

Adjusted EBITDA	$80,143	$69,092	$300,322	$340,345

Reconciliation of GAAP “Net income”

to Non-GAAP “Adjusted EBITDA”

	Quarter Ended
	December 31, 2014	September 30, 2014
	(unaudited)

Net income	$8,645	$36,173
Less: Equity and other unconsolidated investment income	(12,551)	(9,685)
Add: Distributions from unconsolidated affiliates	10,780	10,290
Add depreciation, depletion and amortization	30,258	18,621
Add asset impairments	20,585	—
Add interest expense, gross	22,426	18,862

Adjusted EBITDA	$80,143	$74,261

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering any impairments”

	Quarter Ended			For the Year Ended
	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)			(unaudited)
Operating expenses
Total operating expenses as reported	$36,582	$106,223	$27,992	$210,833	$121,881
Impairments	$—	$(20,585)	$—	$(26,209)	$(734)
Total operating costs before considering any impairments	$36,582	$85,638	$27,992	$184,624	$121,147

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering any impairments”

	Quarter Ended			For the Year Ended
	September 2014	December 2014	December 2013	December 2014	December 2013
	(unaudited)			(unaudited)
Net income attributable to the limited partners
Net income as reported	$36,173	$8,645	$46,981	$108,830	$172,078
Impairments	—	20,585	—	$26,209	$734
Net income before considering any impairments	$36,173	$29,230	$46,981	$135,039	$172,812
Net income, before considering any impairments, attributable to:
General partner	$723	$585	$940	$2,701	$3,456
Limited partners	$35,450	$28,645	$46,041	$132,338	$169,356

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering any impairments”

	Quarter Ended			For the Year Ended
	September 2014	December 2014	December 2013	December 2014		December 2013
	(unaudited)			(unaudited)
Net income per unit					*
Net income per unit as reported	$0.32	$0.07	$0.42	$0.94		$1.54
Adjustment for impairments	—	0.17	—	0.23		0.01
Net income per limited partner unit, before considering any impairments	$0.32	$0.24	$0.42	$1.17		$1.55

Weighted number of units outstanding	111,244	121,449	109,812	113,262		109,584

*	Numbers may not add due to rounding

-end-